Exhibit 4.1 Form of Irrevocable Proxy Granted to Chief Executive Officer dated January 30 or 31, 2003

                                IRREVOCABLE PROXY

The undersigned shareholder ("Holder") of Quintek Technologies, Inc., a California corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) grants the Chief Executive Officer (currently, Robert Steele) of the Company the full power to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that are beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof as of the date hereof (the "Record Date") (collectively, the "Shares"), in accordance with the terms of this Proxy. The Shares beneficially owned by Holder as of the date of this Proxy are listed on Schedule 1 to this Proxy.

This Proxy is irrevocable (to the fullest extent permitted by law), and, pursuant to California Corporation Code Section 705 is granted by the Holder (a) to secure the performance of the Chief Executive Officer's duties as an officer of the Company, and (b) in consideration of ________ ' s twelve (12) month employment agreement. As used in this Proxy, the term "Expiration Date" shall mean such time as 12 months from the Record Date.

The Chief Executive Officer of the Company is hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote all of Holder's Shares, and to exercise all voting, consent and similar rights of the undersigned.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: ____________, 2003
                                           _____________________________________
                                           Signature
                                           _____________________________________
                                           Print Name
                                           _____________________________________
                                           _____________________________________
                                           Address


                                           Company Capital Stock:  _____________
                                           Common Stock:________________________
                                           Company Options:_____________________
                                           Company Warrants:____________________